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                                                                EXHIBIT 15(c)(1)
                                  SCHEDULE A-1

                      EATON VANCE SPECIAL INVESTMENT TRUST
                            CLASS B DISTRIBUTION PLAN
                          EFFECTIVE: NOVEMBER 17, 1997


Name of Fund Adopting This Plan

Eaton Vance Russia and Eastern Europe Fund